UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2006

WELUND FUND, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20-1470649 (I.R.S. Employer Identification No.)

136 East South Temple Suite 2112
Salt Lake City, Utah 84111
(Address and telephone number of principal executive offices) (Zip Code)

(801) 521-5703
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On August 23, 2006, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Solar Power, Inc., a California corporation (“SPI”) and our wholly-owned subsidiary, Welund Acquisition, Inc., a Nevada corporation (“Merger Sub”), pursuant to which it is contemplated that the Merger Sub will be merged with and into SPI with SPI surviving as our wholly owned subsidiary (the “Merger”). One of the conditions precedent to completing the Merger is the obtaining of at least $10,000,000 in financing. As discussed below in this Form 8-K, we met that condition on September 19, 2006. We still have certain other conditions pending, before closing the Merger, principally the delivery of audited financial statements by SPI and its subsidiaries. For additional information concerning our proposed transaction with SPI refer to Form 8-K previously filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2006.

(a)   In connection with the Offering, as defined and described in Item 3.02 below, on September 19, 2006, we entered into a Securities Purchase Agreement with certain accredited investors (the “Investors”), pursuant to which the Investors purchased an aggregate of 32,429,937 shares (10,809,979 on a post Reverse Stock Split (as defined in Item 3.02 below) of our restricted common stock, par value $.0001 per share, at a purchase price of $0.3333 per share ($1.00 per share on a post Reverse Stock Split basis). In addition to customary closing conditions, we were required to receive a minimum of $10,000,000 in investment amount from Investors prior to the first closing. Mr. Steve Strasser, our director and president; Mr. Terrell Smith, our director, Vice President and Treasurer; and Mr. Howard Landa, our director and Secretary, participated as “Investors” in the Offering by purchasing an aggregate of 1,200,000 shares of common stock (400,000 on post Reverse Stock Split basis), representing an aggregate of 3.2% of the issued shares of common stock after the first closing.

Concurrently with the execution of the Securities Purchase Agreement, we entered into a Registration Rights Agreement with the Investors on September 19, 2006 (the “Registration Agreement”). Under the terms thereof, we agreed to file a registration statement (the “Registration Statement”) covering the resale of the shares sold in the Offering with the SEC by the earlier of (i) the fifteenth (15th) day following the completion of our audit; or (ii) sixth (6th) month anniversary of the closing of the Offering (the "Filing Deadline”). In the event we are unable to file the Registration Statement by the Filing Deadline or the Registration Statement is not declared effective on or before the earliest of (x) the one hundred twentieth (120th) day following the audit completion date, (y) the one hundred twentieth (120th) day following the sixth (6th) month anniversary date of the closing, or (z) the fifth (5th) trading day following the date on which we receive notice that the SEC will not review the Registration Statement or has completed its review of the Registration Statement (the "Effective Deadline"), or if after the Registration Statement is effective, the Registration Statement ceases for any reasons to be effective for more than thirty (30) trading days, then we will have to pay liquidated damages equal to one percent (1%) of the aggregate amount invested by each Investor for each month beyond the Filing Deadline until the Company files the registration statement, or in the event it is beyond the Effective Deadline then the Company will have to pay such liquidated damages; provided however, the liquidated damages are capped at an aggregate of ten percent (10%) of the aggregate amount invested by each Investor.

Pursuant to a certain engagement agreement dated August 29, 2006 (“Engagement Agreement”) between us and Roth Capital Partners, LLC (“Roth Capital”), we engaged Roth Capital to act as our agent to offer the shares in the Offering. Under the terms of the Engagement Agreement, Roth Capital is entitled to a cash payment equal to six percent (6%) of the gross proceeds received from the sale(s) of the shares in the Offering, and a warrant to purchase an amount equal to five percent (5%) of the shares issued in the Offering (the “Roth Capital Warrant”). The Roth Capital Warrant will have a term of five (5) years and an exercise price of one hundred fifteen percent (115%) of the price of the share of common stock offered in the Offering. The shares issuable upon the exercise of the Roth Capital Warrant will be entitled to the same registration rights as those granted to the Investors in the Offering. In addition, we agreed to reimburse Roth Capital up to a maximum of twenty five thousand dollars ($25,000) for its out-of-pocket expenses related to the Offering.

(b)     On September 19, 2006, we entered into a Credit Facility Agreement and a Security Agreement (the “Loan Documents”) with SPI, pursuant to which we agreed to grant SPI a revolving credit line of up to Two Million Dollars ($2,000,000) (the “Credit Facility”). Under the terms of Loan Documents, with the exception of certain permitted liens, we were granted a first priority security interest in all of SPI’s assets owned now or in the future. Any advances under the Credit Facility bear an interest rate equal to eight percent (8%) simple interest per annum. Unless otherwise extended under the Loan Documents, the maturity date for any and all advances is March 31, 2007 and the Credit Facility is available until February 28, 2007. On September 19, 2006, SPI issued a promissory note to us in the aggregate amount of Nine Hundred Seventy-Five Thousand Dollars ($975,000). We have a material relationship with SPI pursuant to the terms of a Merger Agreement, as reported on Form 8-K previously filed with the SEC on August 29, 2006.

For additional information on the Offering and the Credit Facility, see the Securities Purchase Agreement, Registration Rights Agreement, Engagement Agreement, Credit Facility Agreement, Security Agreement and Promissory Note attached hereto as Exhibits.

Section 3 - Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

We are conducting a private placement of our shares of common stock, $.0001 par value, for a minimum of $10,000,000 and up to a maximum of $16,000,000 (the “Offering”). As we are in the process of effectuating a 1 for 3 reverse stock split (the “Reverse Stock Split”), as further described in the Definitive 14C filed with the SEC on September 13, 2006, the shares of our common stock are being offered and sold at a purchase price of $0.3333 per share ($1.00 per share on a post Reverse Stock Split basis). Under the terms of the Securities Purchase Agreement, we were required to receive investment amounts of at least $10,000,000 before we could conduct our first closing. On September 19, 2006, we received investment amounts of $10,809,979 and accordingly conducted the first closing for the Offering. In connection with the first closing we issued 32,429,937 shares (10,809,979 on a post Reverse Stock Split basis) shares of our common stock

Pursuant to the terms of the Registration Rights Agreement, we have agreed to prepare and file a registration statement covering the resale of the common stock purchased by the investors in the Offering as further described in Item 1.01(a) above. In addition, we engaged Roth Capital as our placement agent pursuant to the terms of the Engagement Agreement. As further described in Item 1.01(a) above, Roth Capital is entitled to a cash payment equal to six percent (6%) of the gross proceeds received from the sale(s)of the shares, and a warrant to purchase an amount equal to five percent (5%) of the shares issued in the Offering.

The Offering was conducted primarily by us and Roth Capital. The shares in the Offering were offered and sold only to accredited investors in reliance upon Rule 506 of Regulation D of the Securities Act of 1933, as amended.

For additional information, see the Securities Purchase Agreement, the Registration Rights Agreement and the Engagement Agreement attached hereto as Exhibits.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Securities Purchase Agreement
10.2	Registration Rights Agreement
10.3	Engagement Agreement
10.4	Credit Facility Agreement
10.5	Security Agreement
10.6	Promissory Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELUND FUND, INC.,
a Nevada Corporation

Dated: September 22, 2006	/s/ Steve Strasser
Steve Strasser,
President